UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Edgewater Technology, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on June 10, 2011, which reported the submission of matters to vote of security holders at the Company’s Annual Meeting of Stockholders held on June 8, 2011, to include the disclosure under Item 5.02 of the approval of amendments to the 2008 Employee Stock Purchase Plan.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Amendment to the 2008 Employee Stock Purchase Plan

On June 8, 2011, the Company’s stockholders approved an amendment to the Edgewater Technology, Inc. 2008 Employee Stock Purchase Plan (the “Plan”). The amendment, which was initially adopted by the Company’s Board of Directors on April 22, 2011, increases the authorized number of shares of common stock available for sale under the Plan by 700,000 shares, bringing the total number of shares of common stock subject to the Plan to 1,200,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 16, 2011

EDGEWATER TECHNOLOGY, INC.

By:	/s/ Timothy R. Oakes
Name: Timothy R. Oakes
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)